Exhibit 10.5

TECHNOLOGY AND MANAGEMENT SERVICE

AGREEMENT

Between

China Digital Technology Consulting

(Shenzhen) Co., Ltd.

And

China Digital Mobile Television Co., Ltd.

This Technology and Management Service Agreement (this “Agreement”) is executed as of February 15, 2007 by and between the following parties in Shenzhen, the People’s Republic of China (the “PRC”, excluding Hong Kong SAR, Macau SAR and Taiwan for the purpose of this Agreement):

Party A: China Digital Technology Consulting (Shenzhen) Co., Ltd.

Legal Address:	Room 201, Building 6, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen, the PRC

Party B: China Digital Mobile Television Co., Ltd.

Legal Address:	Grand Floor, Block 7, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen, the PRC

WHEREAS:

(1)	Party A is a wholly foreign-owned enterprise with limited liability, established under the laws of the PRC with its business licence numbered as Qi Du Yue Shen Zong Zi No. 317806.

(2)	Party B is a limited liability company established under the laws of the PRC with its business licence numbered as 4403011172280.

(3)	For the purpose of assisting Party B’s business operation and development, Party A agrees to provide or procure to provide Party B with the service of technology and management in accordance with the terms and conditions herein, and Party B agrees to accept such service and pay relevant fees according to the terms and conditions herein as consideration.

(4)	When this Agreement is executed, Party A and both of the shareholders of Party B concurrently execute an Equity Pledge Agreement (“2007 Equity Pledge Agreement”), according to which both of the shareholders of Party B agree to pledge all of their equity interest in Party B and all rights and interests related to Party A as a guarantee of Party B’s obligations hereunder.

(5)	On March 31, 2006, Party A and Party B entered into a Technology and Management Service Agreement (the “2006 Service Agreement”). It is agreed by both Parties that all the rights and obligations under the 2006 Service Agreement shall be superseded by this Agreement, and the 2006 Service Agreement shall be terminated on the date when both Parties hereunder duly execute this Agreement.

THE PARTIES AGREE TO THE FOLLOWING:

1. DEFINITIONS

“Applicable Law” with respect to a person, means all laws, regulations, instructions, treaties, judgements, decrees or orders of any governmental or supervisory authority applicable to and binding on such person;

“Business Day” means a workday other than a Saturday, Sunday or statutory holiday;

“Confidential Information” shall have the meaning given under Article 10;

“Control” means the possession, directly or indirectly, of power which may decide or cause others to decide the management or policy of an entity, whether such possession of power is through the manner of securities with voting rights, terms of agreement or any other relevant means;

“Governmental Authority” means central, provincial and local governmental authority at various levels, including all states, provinces, counties and other commissions, departments, bureaus, offices and agencies which have competent jurisdiction over a Party’s activities with respect to this Agreement within the territory of the PRC;

“Losses” means all judgements, fines, penalties, losses, liabilities, costs (including but not limited to legal expenses), charges, expenses, litigations, procedures, claims and requests;

“Party” means either Party A or Party B, and “Parties” refer to both Party A and Party B;

“Payment Notice” shall have the meaning given under Article 6.1;

“Payment Period” means every period commencing from January 1 and expiring on December 31 of each year, or other periods mutually agreed to by the Parties;

“PRC” means the People’s Republic of China, with respect to this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan;

“PRC Laws” means any law, regulation, administrative or department rule, instruction, notice, treaty, judgement, decree or orders promulgated by governments or supervisory authorities of the PRC;

“Service Fee” means, with respect to a Payment Period, the service fees for technology and management which shall be paid by Party B for such Payment Period and other fees agreed by the Parties to be paid by Party B;

“Service of Technology and Management” means: (i) the service of technology and management set forth in Attachment 1; and (ii) other services that may be agreed to by the Parties from time to time; and

“Tax”, “Taxes” and “Taxation” means any and all applicable taxes exerted, levied, collected or evaluated by any departments in any places (including but not limited to any value-added tax or business tax, stamp duty or other tax categories, charges, taxes, costs, expenses, deductions or reservations of any nature for any purpose).

2. INTERPRETATION

2.1	The words “in this Agreement”, “under this Agreement” or other similar quotations used herein refer to the entire Agreement instead of any special clause in this Agreement. Unless specifically provided in this Agreement, the words “include” or “including” herein are to be construed as “include but not limited to” or “including without limitation” regardless of whether such wording appears or not.

2.2	Any reference to this Agreement shall include any modification, amendment, supplement, substitution and/or restatement of this Agreement and its attachments. Any attachment of this Agreement is an integral part hereof and is to be construed as fully described in the text of this Agreement. Unless the context otherwise requires, reference in this Agreement to sections, clauses and attachments are references respectively to sections, clauses and attachments hereof.

3. TERM

The term of this Agreement shall be 25 years. This Agreement shall become valid upon the execution by the authorized representative of both Parties. This Agreement shall be automatically renewed for 25 years upon its expiration and each subsequent expiration unless Party B informs Party A not to renew this Agreement 30 days prior to the expiration date.

4. OFFERING OF TECHNOLOGY AND MANAGEMENT SERVICE

4.1 Scope of Technology and Management Service

4.1.1	Party A shall provide Party B with the service of technology and management (the “Service”) set forth in Attachment 1 hereof within the proper scope, in Party A’s opinion, in accordance with the terms and conditions hereunder so as to assist Party B in relevant business operation and development. Party B shall accept technical management service, pay relevant fees and allow Party A to offer the Service consistent with the terms and conditions hereof.

4.1.2	Within the term of this Agreement, Party B may serve Party A with a 30 day prior written notice to inform Party A that it expects service of technology and management in addition to the service scope determined by Party A for the upcoming quarter (“Additional Service”). After the receipt of aforesaid notice, Party A shall negotiate and confirm with Party B and properly adjust (if needed) the scope and content of Additional Service to be provided by Party A within the term of this Agreement. Without affecting Article 4.1.1 and other terms hereof, Party A shall provide Party B with Additional Service in accordance with the terms and conditions hereof, based on the scope and contents of the additional technology and management service.

4.2 Reconsideration and Amendment of the Service Scope

Upon mutual agreement of the Parties, the scope of the Service may be reconsidered and amended from time to time.

5. SERVICE FEES

5.1	Party B shall pay Party A the service fees for the Service provided by Party A in each Payment Period (the “Service Fees”) in accordance with Clause 6 set forth below.

5.2	Party A shall serve Party B with a service charge list on Technology and Management Service with respect to the contents and duration of the Service provided by Party A within each Payment Period in accordance with the charging rate list of each service of technology and management listed in Attachment 2 (the “Charge List”).

5.3	Party A and Party B may, depending on the variations in actual business conditions, enter into a supplementary agreement with respect to each service rate for the Service listed in Attachment 2 to adjust the relevant service rate.

5.4	The travel expenses, accommodation fees, governmental stipulated fees and international long-distance communication fees actually incurred by Party A arising from the supply of the Service out of Shenzhen shall be borne by Party B. The budget for Party A’s travel expenses and accommodation fees shall be subject to Party B’s approval before each trip by Party A. However, the communication, fax, copy expense and other miscellaneous costs shall be borne by Party A itself.

6. PAYMENT

6.1 Payment Notice

6.1.1	Party A may provide Party B with a payment notice covering payable Service Fees for its supply of relevant service of technology and management (the “Payment Notice”) together with the Charge List at any time during each Payment Period. Party B shall pay off the Service Fees listed in such Payment Notice within thirty (30) Business Days of receiving such Payment Notice together with the Charge List.

6.1.2	If Party A fails to serve Party B with the Payment Notice or Charge List in any of the Payment Period, Party A shall, within two months of the expiration of such Payment Period, serve Party B with the Payment Notice and Charge List with respect to payable Service Fees for its supply of relevant technology and management service during such Payment Period, and Party B shall pay off the Service Fees listed in such Payment Notice within 30 Business Days of receiving such Payment Notice and Charge List.

6.1.3	In the event that Party B has any objection to the Service Fees listed in the Payment Notice, Party B shall advise Party A of such objection immediately after receiving such Payment Notice. Party B shall pay Party A the Service Fees mutually agreed to by the Parties with respect to the Payment Period specified in such Payment Notice within 10 Business Days after a mutual agreement is reached upon such objection by and between the Parties in accordance with Clause 5.

6.2 Bank Account Information

All payments made to Party A by Party B shall be made in the currency agreed to by the Parties, and to the account (within the territory of the PRC) designated by Party A in writing from time to time.

6.3 Late Payment

In the event that Party B fails to pay off any payable to Party A in accordance with this Agreement, Party A may request Party B pay interest at the rate of 0.02% per day for the late payment.

7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties

Each Party hereby represents and warrants to the other Party as follows:

7.1.1	it is a legal entity established and validly existing under the laws of the PRC;

7.1.2	it has full power and authorization to execute this Agreement and perform the obligations hereunder;

7.1.3	it has already obtained all consents and approvals and taken all necessary actions so as to duly execute this Agreement and bring it into force;

7.1.4	its representative has the authorizations to represent it in executing this Agreement;

7.1.5	once this Agreement is executed, it shall constitute legal, valid and binding obligations on such Party, which are enforceable in accordance with relevant terms;

7.1.6	the execution, delivery and performance of this Agreement will not result in its violation, conflict or breach of the provisions of (i) its constitutional documents, (ii) any agreement to which it is a party, (iii) any agreement which has binding force on its assets or (iv) any orders, rules, decrees, laws or regulations applicable to it, or causing any effective claim by any third party to the other Party under this Agreement; and

7.1.7	it conducted and is conducting its business, operation and other activities and holding all of its assets in accordance with all laws applicable to and binding on it in all material aspects; it complied and is capable of complying with all provisions and requirements of any relevant supervisory authority; and there was or is no pending or threatened investigation, inquiry, order, decree, decision or judgement made by court, arbitrator, government authority or supervisory authority against it, which may have material adverse effects on its ability to execute this Agreement or perform the obligations hereunder.

7.2 Continuing Effect

7.2.1	The representations and warranties set forth in Article 7.1 shall be deemed as if repeated at all times within the term of this Agreement.

7.3 Commitment

7.3.1	Party A represents, warrants and commits to Party B the following (such representations, warranties and commitments shall come into force upon the execution date hereof):

(1)	Party A will organize and coordinate the carrying out of entrusted tasks, and appoint a professional team consisting of persons with extensive experience to be in charge of the entrusted works.

(2)	Party A will conduct the Service hereunder in accordance with due diligence and the provisions of PRC laws, regulations and relevant administrative regulations as well as the terms and conditions set forth herein.

7.3.2	Party B represents, warrants and commits Party A as follows (such representations, warranties and commitments shall come into force upon the execution date hereof):

(1)	Party B’s obligations hereunder are lawful and effective, and Party B’s performance of its obligations hereunder will not result in its conflict of obligations under other agreements or documents, which shall also be performed by it. Meanwhile, such performance of Party B has no conflict with the laws, regulations and relevant administrative rules of the PRC.

(2)	All documents and materials furnished by Party B to Party A are true and accurate.

8. RESPONSIBILITIES OF THE PARTIES

8.1.1	Party A’s responsibilities are as follows:

(1)	to offer the Service in accordance with the terms and conditions hereof;

(2)	to ensure the materials and opinions furnished to Party B by it are in compliance with relevant provision of laws and regulations of the PRC; and

(3)	to keep confidential Party B’s technical information, advisory situation and other issues, which Party B does not want to disclose, when performing this Agreement and after the termination due to any reason.

8.1.2	Party B’s responsibilities are as follows:

(1)	to provide Party A with all materials and information required for completing its service work hereunder, and to ensure such materials and information are true and accurate;

(2)	to pay the Service Fees to Party A according to Article 5 hereof;

(3)	not to entrust to any other third party any of those services listed in the attachment of this Agreement, without the written consent of Party A; and

(4)	to perform other obligations required by relevant laws and regulations.

9. DEFAULT AND TERMINATION

It shall be construed as a default if either Party breaches its representations and warranties in this Agreement or any terms hereunder. The defaulting Party shall compensate all losses or damages, including but not limited to any claims, litigations, liabilities, costs or expenses with respect to the aforesaid breach(es) that the non-defaulting Party might incur due to such breach(es). The non-defaulting Party shall be entitled to determine whether to continue to perform or to terminate this Agreement.

10. CONFIDENTIALITY

Both Parties shall strictly keep confidential those documents, materials and any other information in any form (whether technology- or business-related) that pertain to the execution of this Agreement, and shall not disclose or use such documents, materials and other information. The Parties shall cause their respective subordinate authorities or affiliates as well as their respective directors, senior officers, employees, sub-contractors, agents, professional advisors and other advisors to strictly keep confidential such documents, materials and other information, and not to use or disclose such documents, materials and information. The foregoing restrictions shall continue to apply after the expiration of this Agreement.

11. GOVERNING LAW

The execution, effect, explanation, performance, amendments and termination of this Agreement, as well as the settlement of disputes arising out of this Agreement, shall be governed by PRC Laws.

12. DISPUTE RESOLUTION

With respect to any dispute, controversy or claim arising out of or relating to this Agreement (collectively the “Dispute”), the Parties shall attempt in the first instance to resolve such Dispute through consultation. In the event such Dispute cannot be resolved through consultation, any Party may submit the Dispute to the court that has jurisdiction over the Dispute.

13. MISCELLANEOUS

13.1 Fees and Taxes

Unless otherwise provided by this Agreement, either Party shall bear any taxes or expenses, with respect to the issues set forth in this Agreement, that such Party may have the obligation to bear in accordance with the provisions of applicable laws.

13.2 Termination of 2006 Service Agreement

Both Parties agree that all rights and obligations under the 2006 Service Agreement shall be superseded by this Agreement, and the 2006 Service Agreement shall be terminated on the date when this Agreement is duly executed.

13.3 Amendments

No amendment of any term of this Agreement shall be valid or binding on the Parties unless made in writing and duly executed by the Parties and, if required under relevant laws and regulations of the PRC and policies of governmental authorities, approved by relevant authority.

13.4 Force Majeure and Change of Situation

In the event that any material change in politics, economics, finance, law or other areas occurs at any time before the completion of entrusted matters and such material change already has or may have a material adverse effect on the completion of entrusted matters contemplated herein, then both Parties may negotiate and determine to postpone or terminate this Agreement, and no Party shall be liable for breach of agreement.

13.5 Language and Copies

This agreement is written in Chinese. There exist two originals of this Agreement of the same legal effect, and each Party shall hold one original.

[No Text Below]

[Execution Page]

CHINA DIGITAL TECHNOLOGY CONSULTING (SHENZHEN) CO., LTD.

(Company Seal)

/s/ China Digital Technology Consulting (Shenzhen) Co., Ltd.

Legal or Authorized Representative:

(Signature)

CHINA DIGITAL MOBILE TELEVISION CO., LTD.

(Company Seal)

/s/ China Digital Mobile Television Co., Ltd.

Legal or Authorized Representative:

(Signature)

ATTACHMENT 1

SCOPE OF TECHNOLOGY AND

MANAGEMENT SERVICE

1	Development of Digital Technology

2	Application and Maintenance of Digital Devices

3	Enterprise Operation and Management

4	Brand Planning

5	Business Market Risk Control

6	Development of Business and Products

7	Credit Risk Management

8	Financial and Capital Management

9	Intellectual Property and Information Technology

10	Marketing and Public Relations

11	Human Resources and Training

12	Management of Business Divisions

13	General Operation and Administrative Management

14	Others

ATTACHMENT 2

CHARGE LIST FOR TECHNICAL ADVISING AND

ENTERPRISE MANAGEMENT SERVICE

Each item of the Service shall be charged hourly as follows:

No.	Service Item	Charging Rate (RMB Yuan per hour)
1	Development of Digital Technology	20,000
2	Application and Maintenance of Digital Devices	5,000
3	Enterprise Operation and Management	10,000
4	Brand Planning	10,000
5	Business Market Risk Control	10,000
6	Development of Business and Products	10,000
7	Credit Risk Management	5,000
8	Financial and Capital Management	5,000
9	Intellectual Property and Information Technology	5,000
10	Marketing and Public Relations	5,000
11	Human Resources and Training	5,000
12	Management of Business Divisions	5,000
13	General Operation and Administrative Management	2,500
14	Others	Up to additionally negotiated by the Parties in accordance with specified service contents